Exhibit (j)(2)

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to us under the heading "Auditor" in the Statement of Additional Information of Tax-Free Cash Central Fund in Part B of Amendment No. 19 to the Registration Statement No. 811-07807 on Form N-1A of Fidelity Revere Street Trust.

/s/Deloitte & Touche LLP

Deloitte & Touche LLP
Boston, Massachusetts
April 23, 2004